Exhibit 10.9

                             SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (this "Agreement") by and between FIRSTPLUS FINANCIAL GROUP, Inc. ("FIRSTPLUS") and United Lending Partners, LP ("ULP"):

                                    RECITALS:

1. FIRSTPLUS is the legal and beneficial owner and holder of the following debts and liens:

     (a) Promissory note dated 20, Dec 04, in the original principal amount of $100,000.00, executed by ULP, Inc. payable to the order of FIRSTPLUS.

     (b) The obligations of ULP to FIRSTPLUS are secured by collateral described in the Note and a Security Agreement between ULP and FIRSTPLUS dated August 19, 2004. (the "Collateral").

2. FIRSTPLUS recognizes the need for ULP to obtain short term financing with Jeffrey Mankoff in order for ULP to conduct normal business operations.

3. As an express condition for providing financing to ULP, Mankoff is requiring that FIRSTPLUS subordinate its liens and security interests to the liens and security interests of Mankoff.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises, to induce Mankoff to provide financing to ULP, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FIRSTPLUS hereby covenants and agrees as follows:

1. Subordination of Existing Liens FIRSTPLUS hereby subordinates all of its liens and security interests encumbering the Collateral to the liens and security interests of Mankoff. FIRSTPLUS hereby covenants, agrees and stipulates that its liens and security interests encumbering the Collateral are, and shall be, subordinate, junior and inferior to the liens and security interests of the Mankoff and any and all renewals, increases, extensions, replacements, refinancings, amendments, modifications, and/or other consolidations thereof.

1. Binding Effect. This Agreement is binding on FIRSTPLUS and its successors and assigns and inures to the benefit of Mankoff, his successors and assigns.

2. Governing Law. This Agreement is governed by and must be construed and enforced in accordance with the laws of the State of Texas.

3. Amendment. This Agreement cannot be modified or amended except in writing executed by FIRSTPLUS and Mankoff.

4. Further Assurances. FIRSTPLUS shall from time to time, upon request of Mankoff, execute and deliver to Mankoff such other and further documents and instruments that Mankoff deems desirable or appropriate to more fully effectuate and carry out the intents and purpose of this Agreement.

5. Status of FIRSTPLUS. FIRSTPLUS represents to Mankoff that it is the same entity known as First Plus Financial which is a party to the Note and Security Agreement described in Paragraph 1 above.

6. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof is deemed to be an original instrument, but all such counterparts together constitute but one agreement.


SUBORDINATION AGREEMENT - Page 1
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     IN WITNESS WHEREOF, FIRSTPLUS has duly executed this Agreement this 30 day of December, 2004.

                                                 FIRSTPLUS FINANCIAL GROUP, Inc.

                                                 By: /s/ Jack Draper
                                                    ---------------------------

                                                 Typed Name: Jack Draper
                                                            -------------------




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